FMI Funds, Inc. 485BPOS

Exhibit 99.(h)(xii)

FIRST AMENDMENT TO THE

ETF CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of the last date of the signature page (the “Effective Date”), to the ETF Custody Agreement dated as of September 17, 2021 (the “Agreement”), is entered into by and between FMI FUNDS, INC., a Maryland corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the parties desire to amend Exhibit B of the Agreement to remove the following fund:

●	FMI Large Cap ETF

and;

WHEREAS, the parties desire to amend Exhibit B of the Agreement to add the following fund:

●	FMI Global Equity ETF

and;

WHEREAS, the parties desire to update the fees listed in Exhibit C of the Agreement, and;

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Directors.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

2.	Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

©U.S. Bank | Confidential

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date written above.

FMI FUNDS, INC.	U.S. BANK NATIONAL ASSOCIATION

By:		By:

Name:	John Brandser	Name:	Elizabeth Scalf

Title:	President	Title:	Senior Vice President

Date:	7/10/2026	Date:	7/13/2026

EXHIBIT B

to the Custody Agreement

Separate ETF Series of FMI Funds, Inc

Name of Series

FMI Global Equity ETF

EXHIBIT C

to the Custody Agreement - Fee Schedule for Domestic and Global Services

Annual Base Fees

Based upon the Average Net Assets per Complex

	Average daily market value of all long securities and cash held	Minimum Fee per Fund
	0.25 bps	$5,000/fund plus
Custody		portfolio transaction
fees

Chief	$3,000 per year per fund complex for each U.S. Bank
Compliance	service selected
Officer Support
Fee****

****Global Fund Services does not serve as the fund’s Chief Compliance Officer

Annual Base Fees include the following services:

●	Custody: custody securities and cash; act as foreign custody manager; open and maintain fund custody accounts; disburse moneys, release and deliver securities.

●	Chief Compliance Officer Support Fee: Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Reporting on Testing of Compliance Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC1 audits of business lines; Quarterly 38a-1 certifications to the CCO; CCO events, including quarterly business update calls and periodic webinars and CCO forums.

Additional Services

Custody Services

Portfolio Transaction Fees1

●	$4.00 – Book entry DTC transaction, Federal Reserve transaction, principal paydown
●	$7.00 – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
●	$8.00 – Option/SWAPS/future contract written, exercised or expired

●	$15.00 – Mutual fund trade, Margin Variation Wire and outbound Fed wire
●	$50.00 – Physical security transaction
●	$5.00 – Check disbursement (waived if U.S. Bancorp is Administrator)

●	$20 Manual instructions fee. (Additional Per Securities and Cash Transactions)

●	$20 Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)

●	$15 Per Non-USD wire.

●	$30 Per 3rd party FX settled at U.S. Bank

●	$25 Monthly charge on zero valued securities (Per ISIN)

●	$20 Per Proxy Vote cast.

●	$25 Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Additional Services

Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

●	$1,000 per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)

●	Class Action Processing Service Fee – 6% of gross proceeds recovered after settlement of a filed claim, with a maximum cost not to exceed $20,000.

●	No charge for the initial conversion free receipt if fund is converting from another service provider.

●	$50 per SMA converting into the fund

●	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

●	Third Party lending - Additional fees will apply

Global Custody Base Fee

A monthly base fee of $500 per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.

Global Custody Tax Reclamation Services:

●	Global Filing: $500 per annum

●	U.S. Domestic Filing: $250 per annum (Only ADRs)

●	3rd Party Tax Service Provider: $15,000 per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)

●	Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.

Miscellaneous Expenses

●	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

●	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping	Transaction	Country	Safekeeping	Transaction	Country	Safekeeping	Transaction
	(BPS)	fee		(BPS)	fee		(BPS)	fee

Argentina	18.00	$30	Hong Kong	1.75	$18	Poland	8.00	$25

Australia	1.50	$15	Hungary	18.00	$55	Portugal	3.00	$10

Austria	1.70	$12	Iceland	15.00	$48	Qatar	38.00	$115

Bahrain	42.00	$115	India	7.00	$40	Romania	30.00	$85

Bangladesh	18.00	$110	Indonesia	6.00	$52	Russia	12.00	$175

Belgium	1.00	$8	Ireland	1.00	$3	Saudi Arabia	30.00	$75

Bermuda	15.00	$55	Israel	10.00	$26	Serbia	60.00	$165

Botswana	24.00	$45	Italy	1.00	$10	Singapore	1.35	$22

Brazil	7.00	$15	Japan	1.00	$6	Slovakia	20.00	$90

Bulgaria	24.00	$68	Jordan	40.00	$125	Slovenia	20.00	$90

Canada	1.20	$6	Kenya	28.00	$42	South Africa	1.75	$12

Chile	13.00	$40	Kuwait	38.00	$110	South Korea	3.00	$12

China Connect	18.00	$20	Latvia	15.00	$65	Spain	1.00	$10
China (B Shares)	10.00	$42	Lithuania	15.00	$45	Sri Lanka	11.00	$70

Colombia	30.00	$50	Luxembourg	1.25	$20	Sweden	1.25	$10

Costa Rica	15.00	$55	Malaysia	3.00	$35	Switzerland	1.25	$12

Croatia	18.00	$55	Malta	20.00	65	Taiwan	8.00	$43

Cyprus	4.00	$20	Mauritius	28.00	$90	Tanzania	45.00	$150

Czech Republic	12.00	$25	Mexico	2.50	$12	Thailand	3.00	$25

Denmark	1.25	$10	Morocco	28.00	$68	Tunisia	38.00	$42

Egypt	18.00	$50	Namibia	30.00	$45	Turkey	9.00	$12

Estonia	6.00	$25	Netherlands	1.25	$8	UAE	35.00	$105

Euroclear			New Zealand	1.50	$22	Uganda	40.00	$90
(Eurobonds)	1.00	$10
Euroclear	Rates are	Rates are	Nigeria	28.00	$38	Ukraine	30.00	$50
(Non-	available upon	available
Eurobonds)	request	upon request
Finland	1.50	$10	Norway	1.25	$10	United	1.00	$3
						Kingdom
France	1.00	$8	Oman	42.00	$100	Uruguay	45.00	$55

Germany	1.00	$8	Pakistan	24.00	$75	Vietnam	20.00	$80

Ghana	25.00	$40	Panama	65.00	$98	West African	38.00	$130
						Economic
						Monetary
						Union
						(WAEMU)*
Greece	4.00	$20	Peru	30.00	$60	Zambia	28.00	$45

			Philippines	3.50	$38	Zimbabwe	28.00	$45

*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network

●	Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	15
AUSTRALIA	AU	2
BELGIUM	BE	2
CANADA	CA	2
CHILE	CL	9
CZECH REPUBLIC	CZ	10
DENMARK	DK	3
FINLAND	FI	3.5
FRANCE	FR	1.5
GERMANY	DE	2
GREECE	GG	35
HOLLAND	NL	1.5
HONG KONG	HK	1.5
HUNGARY	HU	10
ISRAEL	IL	17
ITALY	IT	2.5
JAPAN	JP	3
LUXEMBOURG	LU	1.5
MEXICO	MX	6
NEWZEALAND	NZ	2
NORWAY	NO	5
PERU	PE	9
POLAND	PL	10
PORTUGAL	PT	5
ROMANIA	RO	11
RUSSIA	RU	10
SINGAPORE	SG	2
SLOVAK REPUBLIC	SK	10
SLOVENIA	SI	10
SPAIN	ES	3
SOUTH-AFRICA	ZA	2
SWEDEN	SE	3
SWITZERLAND	CH	3
THAILAND	TH	8
UNITED KINGDOM	GB	2
UNITED STATES	US	3